Exhibit 10.15

AMENDMENT NO. 8 TO CREDIT AGREEMENT

THIS AMENDING AGREEMENT is made as of the 30th day of June, 2011,

B E T W E E N:

JPMORGAN CHASE BANK, N.A.

(hereinafter referred to as the “Agent”)

- and -

THOSE BANKS WHOSE NAMES APPEAR ON THE SIGNATURE PAGES HERETO

(hereinafter collectively referred to as the “Lenders”)

- and -

VITRAN CORPORATION INC., VITRAN EXPRESS CANADA INC. AND VITRAN CORPORATION

(hereinafter collectively referred to as the “Borrowers”)

- and –

THE GUARANTORS WHOSE NAMES APPEAR ON THE SIGNATURE PAGES HERETO

(hereinafter collectively referred to as the “Guarantors”)

WHEREAS the Agent, the Lenders and the Borrowers entered into a Credit Agreement dated as of July 31, 2007 (the “Original Credit Agreement”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 1 to Credit Agreement dated as of January 21, 2008 (the “First Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 2 to Credit Agreement dated as of April 10, 2008 (the “Second Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 3 to Credit Agreement dated as of December 30, 2008 (the “Third Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 4 to Credit Agreement dated as of March 6, 2009 (the “Fourth Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 5 to Credit Agreement dated as of May 8, 2009 (the “Fifth Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 6 to Credit Agreement dated as of September 17, 2009 (the “Sixth Amendment”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into Amendment No. 7 to Credit Agreement dated as of December 22, 2010 (the “Seventh Amendment”) (the Original Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment is hereinafter referred to as the “Credit Agreement”);

AND WHEREAS the Borrowers have provided a written notice to the Agent dated as of June 24, 2011 (the “June 2011 Increase Notice”) requesting an increase in the Revolving Facility Available Amount and the Individual Commitments of the Lenders in an aggregate amount of US$15,000,000;

AND WHEREAS the Borrowers have requested certain amendments to the Credit Agreement, and the Agent and the Lenders have agreed to grant such amendments, subject to the terms and conditions set out in this Agreement;

NOW THEREFORE in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions.

Unless otherwise defined herein, capitalized terms used in this amendment agreement (this “Agreement”), including in the recitals hereto, shall have the meanings ascribed to such terms in the Credit Agreement.

1.2	References to Credit Agreement.

Upon execution of this Agreement, the Credit Agreement shall be deemed to have been amended as of the Amendment Effective Date (as that term is defined in Article IV hereof). The terms “hereof”, “herein”, “this agreement” and similar terms used in the Credit Agreement, shall mean and refer to, from and after the Amendment Effective Date, the Credit Agreement as amended by this Agreement.

1.3	Continued Effectiveness.

Nothing contained in this Agreement shall be deemed to be a waiver by the Agent or the Lenders of compliance by the Borrowers and Guarantors of any covenant or agreement contained in, or a waiver of any Default or Event of Default under, the Credit Agreement or applicable Guarantee

2.

and each of the parties hereto agree that the Credit Agreement as amended by this Agreement shall remain in full force and effect.

1.4	Benefit of the Agreement.

This Agreement shall enure to the benefit of and be binding upon the Borrowers, the Guarantors, the Agent and the Lenders and their respective successors and permitted assigns.

1.5	Invalidity of any Provisions.

Any provision of this Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition in such jurisdiction without invalidating the remaining terms and provisions hereof and no such invalidity shall affect the obligation of the Borrower to pay the Secured Obligations in full.

1.6	Captions and Heading.

The inclusion of headings preceding the text of the sections of this Agreement and the headings following each Article in this Agreement are intended for convenience of reference only and shall not affect in any way the construction or interpretation thereof.

ARTICLE II

AMENDMENTS AND WAIVER

2.1	Amendments

Subject to satisfaction of the conditions precedent set forth in Article IV of this Agreement, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Applicable Margin” means the rates and fees per annum set out on Schedule A hereto.”

(b)	The definition of “Debt” in Section 1.1 of the Credit Agreement is hereby amended by deleting the last sentence in such definition.

(c)	Section 11.1(a) of the Credit Agreement is hereby amended by: (x) removing the word “and” from the end of paragraph (vi); (y) renumbering paragraph (vii) as paragraph (viii); and (z) inserting a new paragraph (vii) as follows:

“(vii)	as soon as available, and in any event by no later than 8:00 p.m. (Toronto time) on Wednesday each week, a 13-week rolling consolidated cash flow report as of the close of business on the last Banking Day of the previous calendar week in the form attached hereto as Schedule Q, together with variance analysis commentaries for any actual receipt or disbursement

3.

line item that deviates from forecast by more than 10%; and”.

(d)	Section 11.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(b)	Debt to EBITDA Ratio. Vitran shall maintain the Debt to EBITDA Ratio (i) for the Fiscal Quarters ending June 30, 2011 and September 30, 2011 at less than or equal to 4.50 to 1, (ii) for the Fiscal Quarter ending December 31, 2011 at less than or equal to 4.25 to 1, and (iii) for each Fiscal Quarter thereafter at less than or equal to 4.00 to 1.”

(e)	Section 11.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(c)	U.S. Borrower Debt to EBITDA Ratio. The U.S. Borrower shall maintain the U.S. Borrower Debt to EBITDA Ratio (i) for the Fiscal Quarters ending June 30, 2011 and September 30, 2011 at less than or equal to 3.50 to 1, (ii) for the Fiscal Quarter ending December 31, 2011 at less than or equal to 3.25 to 1, and (iii) for each Fiscal Quarter thereafter at less than or equal to 3.00 to 1.”

(f)	Section 11.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(d)	EBITDAR to Interest Expenses and Rent Ratio. Vitran shall maintain the EBITDAR to Interest Expenses and Rent Ratio for each Fiscal Quarter at greater than or equal to 1.35 to 1.”

(g)	Section 11.1(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(e)	Asset Coverage. The Borrowers shall, for each month, maintain the Monthly Asset Coverage Ratio at greater than or equal to 1.30 to 1.”

(h)	Section 11.1(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(f)	U.S. Asset Coverage. The U.S. Borrower shall, for each month, maintain the Monthly U.S. Asset Coverage Ratio at greater than or equal to 1.30 to 1.”

(i)	Section 11.2(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

4.

“(d)	Investments. The Borrowers shall not, and shall not suffer or permit any of the Subsidiaries to (i) invest in any other entity or entities, singly or in the aggregate, by way of equity investment or otherwise or (ii) provide any financial assistance (by way of loan, guarantee or otherwise) to any other entity other than by way of investments in or financial assistance to any of the Obligors.”

(j)	Section 11.2(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(f)	Dispositions of Assets. The Borrowers shall not, and shall not suffer or permit any of the Subsidiaries to, sell, assign, transfer, convey, lease (as lessor) or otherwise dispose of any of their respective assets including any disposition as part of a sale and leaseback transaction other than (i) the sale, lease or other disposition by the applicable Obligor of obsolete assets and assets sold in the ordinary course of business, in an aggregate amount not to exceed $3,000,000, (ii) the sale, lease or other disposition by the applicable Obligor of the properties listed on Part III of Schedule H hereto, (iii) the sale and leaseback of the terminal located at 1325 Central Avenue, University Park, Illinois 60466, and (iv) any other disposition of assets of any of the Companies which is expressly consented to in writing by all of the Lenders; provided that 50% of the proceeds from any sale, lease, sale and leaseback or other disposition of the assets described in paragraphs (ii) or (iii) above, net of (A) any costs and expenses directly related to such disposition, and (B) any Taxes paid or reasonably estimated to be paid in connection with such disposition, must be used to repay and permanently reduce the Revolving Facility.”

(k)	Section 11.2(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(g)	Restrictions on Acquisitions. No Borrower nor any Subsidiary shall make any Acquisition.”

(l)	Section 11.2(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“(p)	Dividends and Certain Other Restricted Payments. Vitran shall not make any Distribution to any Person. No U.S. Obligor shall pay a dividend to a Canadian Obligor without the prior written consent of the Agent.”

(m)	Section 11.2(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following paragraph:

5.

“(s)	Restriction on Capital Expenditures. The Borrowers shall not, and shall not suffer or permit any of the Subsidiaries to, make or commit to make any Capital Expenditures in any Fiscal Quarter in an aggregate amount in excess of (i) $3,500,000 for the Fiscal Quarter ending September 30, 2011, (ii) $4,100,000 for the Fiscal Quarter ending December 31, 2011, (iii) $500,000 for the Fiscal Quarter ending March 31, 2012, and (iv) $3,000,000 for the Fiscal Quarter ending June 30, 2012, provided that the amount of any unutilized permitted Capital Expenditures in the immediately preceding Fiscal Quarter may be carried forward and utilized during the next Fiscal Quarter (but not any other Fiscal Quarter).”

(n)	Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(o)	The Credit Agreement is hereby amended by inserting a new schedule thereto as Schedule Q in the form of Schedule Q attached hereto.

2.2	Waiver

Section 2.6(b) of the Credit Agreement requires that the Borrowers specify in any Commitment Increase Notice a time period within which each Lender is requested to respond to such Commitment Increase Notice (which shall in no event be less than ten Banking Days from the date of delivery of such Commitment Increase Notice to the Lenders) (the “Time Period Response Requirement”). Subject to satisfaction of the conditions precedent set forth in Article IV of this Agreement, each of the parties hereto hereby agrees to waive the Time Period Response Requirement in connection with the June 2011 Increase Notice.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

Each of the Borrowers and the Guarantors hereby represents and warrants to the Agent and each Lender as follows (which representations and warranties shall survive the execution and delivery of this Agreement, acknowledging that the Agent and the Lenders are relying thereon without independent inquiry in entering into this Agreement):

(a)	Status and Power. Each Company is a corporation duly incorporated or amalgamated and organized and validly existing under the laws of its jurisdiction of incorporation or amalgamation. Each Company is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required for such Company to carry on its business, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Company has all requisite capacity, power and authority to own, hold under licence or lease its properties, to carry on its business and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which it is a party. None of the Obligors is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.

(b)	Authorization and Enforcement of Loan Documents. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Obligor of this Agreement. Each Obligor has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of each Obligor, enforceable against each Obligor by the Agent and the Lenders in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (ii) the fact that the courts may deny the granting or enforcement of equitable rights.

(c)	Compliance with Other Instruments. The execution, delivery and performance by each Obligor of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the articles of incorporation (or amalgamation, as applicable) or by-laws of the Obligors, any Applicable Law or any agreement, lease, licence, permit or other instrument to which any Obligor is a party or is otherwise bound or by which any Obligor benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other Person except as has been obtained. Each Obligor has complied with all Applicable Law in respect of this Agreement and the transactions contemplated herein.

(d)	Compliance with Laws. None of the Companies are in violation of any agreement, employee benefit plan, pension plan, mortgage, franchise, licence, judgment, decree, order, statute, rule or regulation relating in any way to itself, to the operation of its business or to its property or assets and which could reasonably be expected to have a Material Adverse Effect.

(e)	Default. No Default or Event of Default under the Credit Agreement has occurred or is continuing.

ARTICLE IV

CONDITIONS PRECEDENT

4.1	Conditions Precedent.

This Agreement shall not become effective until the Agent and the Lenders shall have received the following all in form and substance satisfactory to the Agent (the date on which such conditions precedent are satisfied is hereinafter referred to as the “Amendment Effective Date”):

(a)	this Agreement shall have been duly executed and delivered to the Agent and each of the Lenders by the Borrowers and the Guarantors;

(b)	the Agent shall have received payment of all fees required by it in connection with this Agreement and the fee letter dated as of the date hereof between the Borrowers and the Agent;

7.

(c)	each of the Lenders who increased its Individual Commitment pursuant to the June 2011 Increase Notice shall have received payment of a new money upfront fee in an amount equal to 270 bps of such increase in its Individual Commitment; and

(d)	the Agent shall have received all such other certificates, documents, opinions, and information that it reasonably requests.

ARTICLE V

CONSENT AND CONFIRMATION

5.1	Guarantors Consent

Each of the Guarantors hereby consents to the amendments to the Credit Agreement provided for in this Agreement and hereby confirms that its respective Guarantee remains in full force and effect with respect to the Secured Obligations under the Credit Agreement as amended by this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1	Further Assurances.

Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request, and at the expense of such other party in order to more fully effectuate and accomplish the intent and purposes of and to carry out the terms of this Agreement.

6.2	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.3	Consent to Jurisdiction.

Each of the Borrowers and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario court. Each of the Borrowers and the Guarantors hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Borrowers and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 6.3 shall affect the right of the Agent (on behalf of the Lenders) to bring any suit, action or proceeding against the Borrowers and the Guarantors (or any one or more of them) or their respective assets in the courts of any other jurisdiction.

6.4	Time of the Essence.

Time shall be of the essence in this Agreement in all respects.

8.

6.5	Counterparts.

This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be executed and delivered in original, facsimile or portable document format (pdf) form to the other parties hereto and the parties hereto agree to accept any such executed counterparts as original signed versions of this Agreement.

[signature pages to follow]

9.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.

VITRAN CORPORATION INC.		VITRAN EXPRESS CANADA INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

VITRAN CORPORATION		JPMORGAN CHASE BANK, N.A as Agent

By:	/s/ Richard E. Gaetz	By:	/s/ Jeffery Coleman
Name:	Richard E. Gaetz	Name:	Jeffrey Coleman
Title:	Chief Executive Officer	Title:	Vice President

JPMORGAN CHASE BANK, N.A. Toronto Branch, as Canadian Lender		JPMORGAN CHASE BANK, N.A. as U.S. Lender

By:	/s/ Jeffery Coleman	By:	/s/ Jeffery Coleman
Name:	Jeffrey Coleman	Name:	Jeffrey Coleman
Title:	Vice President	Title:	Vice President

FIFTH THIRD BANK as U.S. Lender		FIFTH THIRD BANK, Canadian Branch, as Canadian Lender

By:	/s/ William J. Krummen	By:	/s/ Peter B. Mack
Name:	William J. Krummen	Name:	Peter B. Mack
Title:	Vice President	Title:	Senior Vice President

WELLS FARGO BANK, N.A. as U.S. Lender		WELLS FARGO FINANCIAL CORPORATION CANADA as Canadian Lender

By:		By:
Name:		Name:
Title:		Title:

10.

PNC BANK, NATIONAL ASSOCIATION as U.S. Lender		PNC BANK, Canada Branch as Canadian Lender

By:	/s/ Brian Ciaverella	By:	/s/ Caroline Stade
Name:	Brian Ciaverella	Name:	Caroline Stade
Title:	Executive Vice President	Title:	Senior Vice President

BANK OF MONTREAL Chicago Branch, as U.S. Lender		BANK OF MONTREAL as Canadian Lender

By:	/s/ Barry W. Stratton	By:	/s/ Zoltan J. Szoldatits
Name:	Barry W. Stratton	Name:	Zoltan Szoldatits
Title:	Managing Director	Title:	Managing Director

BANK OF AMERICA, N.A. as U.S. Lender		BANK OF AMERICA, N.A. Canada Branch, as Canadian Lender

By:		By:
Name:		Name:
Title:		Title:

NATIONAL BANK OF CANADA New York Branch, as U.S. Lender		NATIONAL BANK OF CANADA as Canadian Lender

By:	/s/ Vincent Lima	By:	/s/ Manny Deol
Name:	Vincent Lima	Name:	Manny Deol
Title:	Vice President	Title:	Vice President

By:	/s/ Monique Battlergeau	By:	/s/ Ian Gillespie
Name:	Monique Battlergeau	Name:	Ian Gillespie
Title:	Vice President	Title:	Managing Director

11.

LAURENTIAN BANK OF CANADA as Canadian Lender

By:	/s/ Meena Karunaker
Name:	Meena Karunaker
Title:	Manager

By:	/s/ Morris Greenberg
Name:	Morris Greenberg
Title:	Assistant Vice President

VITRAN LOGISTICS LIMITED		EXPÉDITEUR T.W. LTÉE

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

CAN-AM LOGISTICS INC.		1833660 ONTARIO INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

ROUT-WAY EXPRESS LINES LTD./LES SERVICES ROUTIERS EXPRESS ROUT LTÉE		1098304 ONTARIO INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

VITRAN ENVIRONMENTAL SYSTEMS INC.		DONEY HOLDINGS INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

12.

0772703 B.C. LTD.		SOUTHERN EXPRESS LINE OF ONTARIO LIMITED

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

VITRAN EXPRESS, INC.		1277050 ALBERTA INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

SHORTHAUL TRANSPORT CORPORATION		VITRAN LOGISTICS, INC.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

LAS VEGAS/L.A. EXPRESS, INC.		VITRAN LOGISTICS CORP.

By:	/s/ Richard E. Gaetz	By:	/s/ Richard E. Gaetz
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Authorized Signatory	Title:	Authorized Signatory

13.

SCHEDULE A

PRICING GRID

APPLICABLE MARGIN

Acceptance Fee LIBOR Loan Letters of Credit (other than EDC Guaranteed L/Cs)* (bp)	Prime Rate Loan Base Rate Canada Loan Base Rate New York Loan (bp)	Standby Fee (bp)	EDC Guaranteed L/Cs* (bp)
400.00	300.0	50.0	62.5

*	Letters of Credit will be subject to a fronting fee of 12.5 bps